Exhibit 5.22

HANCOCK, DANIEL, JOHNSON & NAGLE, P.C.

March 21, 2012

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

(615) 465-7000

Offer for All Outstanding 8.000% Senior Notes Due 2019 of

CHS/Community Health Systems, Inc. in Exchange for

8.000% Senior Exchange Notes Due 2019 of

CHS/Community Health Systems, Inc.

Ladies and Gentlemen:

We have acted as special counsel for Franklin Hospital Corporation, a Virginia stock corporation (the “Company”), in connection with the Guarantors’ proposed guarantees (the “Guarantees”), along with the other guarantors under the Indenture (as defined below), of up to $2,000,000,000 in aggregate principal amount of 8% Senior Notes due 2019 (the “Exchange Notes”) of CHS/Community Health Systems, Inc., a Delaware corporation (the “Issuer”). The Exchange Notes are to be issued by the Issuer, and the Guarantees are to be made by the Guarantors, in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), filed with the Securities and Exchange Commission on or about March 21, 2012. The Exchange Notes and the Guarantees will be issued pursuant to an Indenture dated as of November 22, 2011 among the Issuer, the Guarantor, the additional guarantors named therein and U.S. Bank National Association, as trustee (the “Indenture”). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantor, along with the other guarantors, pursuant to guarantee provisions in the Indenture. This opinion letter is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

We have been requested by the Issuer to render this opinion. Capitalized terms used herein and not otherwise defined shall have the same meaning as in the Indenture.

For purposes of rendering this opinion, we have examined the following documents:

(i)	the Registration Statement;

(ii)	the prospectus contained in the Registration Statement (the “Prospectus”);

(iii)	the Indenture;

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(iv)	Resolutions of the Board of Directors of the Company dated March 2, 2012 and signed by the Secretary of the Company authorizing the transactions contemplated therein;

(v)	Certificate of Existence of the Company dated March 7, 2012 issued by the State Corporation Commission of the Commonwealth of Virginia; and

(vi)	Articles of Incorporation and Bylaws of the Company.

The documents identified in items (i) through (vi) above may be referred to herein as the “Transaction Documents”, and the documents identified in items (iv) through (vi) above may be referred to herein as the “Company Documents.”

In addition, we have reviewed such corporate records of the Company together with such other instruments, certificates of public officials and corporate representatives, and other documents as we have deemed necessary or advisable as a basis for the opinion hereinafter expressed. We have also reviewed and relied upon such certificates of the Company as to factual matters, certificates of public officials and other instruments, documents and agreements as we have deemed necessary or appropriate to enable us to render the opinions set forth below.

We have also examined originals, or copies identified to our satisfaction, of such other documents, instruments, certificates and records as we have considered appropriate in order to render the opinions contained herein. Where we have considered it appropriate, as to certain facts we have relied, without investigation or analysis of any underlying data contained therein, upon certificates or other comparable documents of public officials or other appropriate representatives of the Company.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies and the authenticity of the originals, and (iii) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof (other than the authorization, execution and delivery of all documents by the Company and the validity and binding effect thereof upon the Company), and (iv) the due, appropriate and timely filing of all financing statements and/or other instruments required for perfection of any security interests referenced in the Transaction Documents.

We express no opinion to the extent that any Transaction Documents may be impacted by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights of creditors generally; (ii) the exercise of judicial discretion or general principles of equity, whether considered in a proceeding at law or in equity, or public policy, including applicable securities law; (iii) restrictions on the assignment of benefits payable under any governmental health care program; (iv) standards relating to privacy and confidentiality of patient information; and/or (v) standards relating to fraud and forgery.

As to factual matters, we have relied upon all warranties and representations included in the Registration Statement, the Prospectus and the Indenture and contained within the Company Documents and certificates of officers of the Company. Whenever the phrase “to our knowledge” is used herein, it refers to the actual knowledge of the attorneys of this firm involved in the representation of the Company in this transaction without independent investigation.

March 21, 2012

Based solely on the Company Documents and such investigations as we have deemed appropriate, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Virginia, with the corporate power and authority to enter into the transactions contemplated by the Guarantee.

2. The Company has the requisite corporate power and authority to execute and delivery and to perform its obligations under the Guarantee.

3. The Company has taken all necessary corporate action to duly authorize the execution, delivery and performance of the Indenture.

The opinions set forth herein are subject to the following qualifications:

(A) In rendering the opinions set forth in paragraph 3 above, we have advised you only as to such knowledge as we have obtained from (a) the certificates of the Company; (b) the Company Documents; and (c) inquiries of officers and employees of the Company. Except to the extent otherwise expressly set forth above, for purposes of this opinion, we have not made an independent review of any agreements, instruments, writs, orders, judgments, rules or other regulations or decrees which may have been executed by or which may now be binding upon the Company, nor have we undertaken to review our internal files or any files of the Company, relating to transactions to which the Company may be a party, or to discuss their transactions or business with any other lawyers in our firm or with any other officers, partners or any employees of the Company.

(B) We do not purport to express an opinion on any laws other than the laws of Virginia and federal law. To the extent the laws of any other state or nation apply with respect to any of the transactions contemplated herein, we have assumed that the laws of such other state or nation are the same as the laws of the Commonwealth of Virginia in all applicable respects. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in the Commonwealth of Virginia exercising customary professional diligence would reasonably recognize as being directly applicable to the Company and the Transaction Documents or any of them.

This opinion is solely for your benefit. No one but the addressees hereof is entitled to rely upon this opinion without our written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion as Exhibit 5.22 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.”

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act. Kirkland & Ellis LLP, legal counsel to the Company and each of the Guarantors, may rely upon this opinion with respect to matters set forth herein that are governed by Virginia law for purposes of its opinion being delivered and filed as Exhibit 5.1 to the Registration Statement.

March 21, 2012

Finally, we do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours, /s/ Hancock, Daniel, Johnson & Nagle, P.C.